UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2015

Berkshire Homes, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	68-0680858
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2375 East Camelback Road, Suite 600 Phoenix, AZ 85016
(Address of principal executive offices)

(602) 387-5393
(Issuer’s telephone number)

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Approval of the 2015 Equity Incentive Plan

On April 30, 2015, the board of directors of Berkshire Homes, Inc. (the “Company”) approved the adoption of the Berkshire Homes, Inc. 2015 Equity Incentive Plan (the “2015 Equity Incentive Plan”). The description of the 2015 Equity Incentive Plan provided below is qualified in its entirety by reference to the complete terms of the 2015 Equity Incentive Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

The purpose of the 2015 Equity Incentive Plan is to foster and promote the Company’s long-term financial success and increase stockholder value by motivating performance through incentive compensation. The 2015 Equity Incentive Plan is intended to encourage participants to acquire and maintain ownership interests in the Company and to attract and retain the services of talented individuals upon whose judgment and special efforts the successful conduct of the Company’s business is largely dependent.

The 2015 Equity Incentive Plan became effective upon its approval by the board of directors on April 30, 2015 and, unless earlier terminated, will continue until April 30, 2025. A total of 10,000,000 shares of common stock may be issued under the 2015 Equity Incentive Plan.

The 2015 Equity Incentive Plan provides for the granting of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, stock units, performance shares and performance units to our employees, officers, directors and consultants, including incentive stock options, non-qualified stock options, restricted stock, and other benefits.

Executive Officer Employment Agreements

On April 30, 2015, the Company entered into an employment agreement effective January 1, 2015 with Llorn Kylo (“Kylo”) to be its Chief Executive Officer (the “Kylo Agreement”). The description of the Kylo Agreement provided below is qualified in its entirety by reference to the complete terms of the Kylo Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

The following is a summary of the material terms of the Kylo Agreement.

  The term commences on January 1, 2015 and terminates (i) by mutual consent; (b) if Kylo gives 30 days’ prior written notice to the Company; or (c) if the Company gives 90 days’ prior written notice to Kylo.

  Kylo’s annual Base Salary is $72,000.

  The Company will immediately grant to Kylo an option under the Company’s 2015 Equity Incentive Plan to purchase 2,000,000 shares of the Company's Common Stock with the strike price set forth in the Kylo Agreement.

  Kylo will be entitled to receive full medical, dental, insurance and automobile coverage paid for by the Company.

  Kylo will be entitled to keep the Company vehicle in the event of termination.

  Upon termination of Kylo’s employment, he is entitled to one year paid severance.

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Also on April 30, 2015, the Company entered into an indemnity agreement (the “Kylo Indemnity”) and granted Kylo a contractual right of indemnity. The description of the Kylo Indemnity is qualified in its entirety by reference to the complete terms of the Kylo Indemnity, a copy of which is attached hereto as Exhibit 10.3 and incorporated by reference herein.

On April 30, 2015, the Company entered into an employment agreement effective January 1, 2015 with Munjit Johal (“Johal”) to be its Chief Financial Officer (the “Johal Agreement”). The description of the Johal Agreement provided below is qualified in its entirety by reference to the complete terms of the Johal Agreement, a copy of which is attached hereto as Exhibit 10.4 and incorporated by reference herein.

The following is a summary of the material terms of the Johal Agreement.

  The term commences on January 1, 2015 and terminates (i) by mutual consent; (b) if Johal gives 30 days’ prior written notice to the Company; or (c) if the Company gives 90 days’ prior written notice to Johal.

  Johal’s annual Base Salary is $48,000.

  The Company will immediately grant to Johal an option under the Company’s 2015 Equity Incentive Plan to purchase 2,000,000 shares of the Company's Common Stock with the strike price set forth in the Johal Agreement.

  Johal will be entitled to receive full medical, dental, insurance and automobile coverage paid for by the Company.

  Upon termination of Johal’s employment, he is entitled to one year paid severance.

Also on April 30, 2015, the Company entered into an indemnity agreement (the “Johal Indemnity”) and granted Johal a contractual right of indemnity. The description of the Johal Indemnity is qualified in its entirety by reference to the complete terms of the Johal Indemnity, a copy of which is attached hereto as Exhibit 10.5 and incorporated by reference herein.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Items 1.01 is incorporated into this Item 3.02 by reference.

On April 30, 2015 we granted Kylo an option to purchase 2,000,000 shares of the Company's Common Stock with a strike price set forth in the Kylo Agreement.

On April 30, 2015 we granted Johal an option to purchase 2,000,000 shares of the Company's Common Stock with a strike price set forth in the Johal Agreement.

The issuance of the above shares was made in reliance upon an exemption from registration pursuant to Section 4(a)(2) under the Securities Act of 1933 and/or Regulation D promulgated thereunder.

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SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in Items 1.01 and 3.02 is incorporated into this Item 5.02 by reference.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	2015 Equity Incentive Plan
10.2	Employment Agreement, dated April 30, 2015 with Llorn Kylo
10.3	Indemnity Agreement, dated April 30, 2015 with Llorn Kylo
10.4	Employment Agreement, dated April 30, 2015 with Munjit Johal
10.5	Indemnity Agreement, dated April 30, 2015 with Munjit Johal

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Berkshire Homes, Inc.

/s/ Llorn Kylo

Llorn Kylo

Chief Executive Officer

Date: May 5, 2015

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